SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   July 21, 2006

                                                          MFB Corp.

                       (Exact Name of Registrant as Specified in Its Charter)

                      Indiana                                     0-23374
(State or Other Jurisdiction of Incorporation)        (Commission File Number)
                     35-1907258
       (IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546
                      (Address of Principal Executive Offices)(Zip Code)

                                                       (574) 277-4200

                         (Registrant's Telephone Number, Including Area Code)


                (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 12. Results of Operations and Financial Condition.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on July 21, 2006 announcing its Quarterly Dividend Declaration. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.



Item 9.01 Financial Statements and Exhibits.

         (c)  Exhibits

                   Exhibit No.                     Description
                       99.1               Press Release issued July 21, 2006.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  July 21, 2006                              MFB Corp.

                                                  By:   /s/ Charles J. Viater
                                                        Charles J. Viater,
                                                        President and CEO

                                                                   Exhibit 99.1

July 21, 2006                                        Contact:  Charles J. Viater
                                                                   President/CEO




               MFB CORP. ANNOUNCES QUARTERLY DIVIDEND DECLARATION

         Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC) (the "Corporation"), parent company of MFB Financial (the "Bank"), announced today that the Corporation has declared a cash dividend of $0.135 per share of Common Stock for the quarter ended June 30, 2006. The dividend is payable on August 15, 2006 to holders of record on August 1, 2006. MFB Corp. expects to release its earnings for the quarter ended June 30, 2006 as soon as its quarterly review is completed by its independent accounting firm.

         MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties and private client services to the Indianapolis market through its office in Hamilton County.